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                                                                     Exhibit 2.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         INTERNET CAPITAL GROUP, INC.


        Internet Capital Group, Inc., a corporation incorporated on February 2, 1999 under the name ICG Capital Group, Inc. and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST: That at a meeting of the Board of Directors held on August 3, 1999, a resolution was duly adopted setting forth a proposed Restatement of the Certificate of Incorporation of the Corporation, declaring said Restatement to be advisable and calling for consideration of said proposed Restatement by the stockholders of the Corporation. The resolution setting forth the Restatement is as follows:

                RESOLVED, that the Certificate of Incorporation of the Corporation be restated and integrated and also further amended to read as set forth in Exhibit A attached hereto.
                                        ---------


        SECOND: That said Restatement was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the Restatement herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228(a) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by Henry N. Nassau, its Secretary, as of this 3rd day of August, 1999.

                                       INTERNET CAPITAL GROUP, INC.


                                       By: /s/ Henry N. Nassau
                                          ______________________________
                                          Henry N. Nassau
                                          Secretary
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                                                                       Exhibit A
                                                                       ---------

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         INTERNET CAPITAL GROUP, INC.


1. Name. The name of the Corporation is Internet Capital Group, Inc.
   ----

2. Registered Office and Agent. The address of the Corporation's registered
   ---------------------------
office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust.

3. Purpose. The purposes for which the Corporation is formed are to engage in
   -------
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL") and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4. Authorized Capital. The aggregate number of shares of stock which the
   ------------------
Corporation shall have authority to issue is 310,000,000 shares, divided into two classes consisting of 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 300,000,000 shares of Common Stock, par value $.001 per share ("Common Stock").

        The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

   A.   PREFERRED STOCK.
        ---------------

        (a) The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board of Directors), and as are not stated and expressed in this Restated Certificate of Incorporation including, but not limited to, determination of any of the following:

              (i) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board of Directors;

                        (ii) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

                        (iii) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                        (iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                        (v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                        (vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                        (vii) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                        (viii) whether the series will have voting rights, in
                addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                        (ix) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

                (b)     Dividends. Holders of Preferred Stock shall be entitled
                        ---------
to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the board of directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

                (c)     Preference on Liquidation. In the event of the voluntary
                        -------------------------
or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of



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        Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

                (d)  Redemption. The Corporation, at the option of the Board of
                     ----------
        Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.

                (e)  Voting Rights. Except as otherwise required by law, as
                     -------------
        otherwise provided herein or as otherwise determined by the Board of Directors in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

        B.      COMMON STOCK.
                ------------

                The Common Stock shall be subject to the express terms of any series of Preferred Stock.

                (a)   Dividends. Subject to any other provisions of this
                      ---------
        Restated Certificate of Incorporation, and to the rights of holders of preferred stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

                (b)   Distribution of Assets. Subject to the express terms of
                      ----------------------
        any series of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

                (c)   Voting Rights. Except as may be provided in this Restated
                      -------------
        Certificate of Incorporation or in an applicable Preferred Stock Certificate of Designation, the holders of Common Stock shall have the exclusive right to vote for the election of Directors and for



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

        all other purposes as provided by law. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

5.      No Preemptive Rights. No stockholder of the Corporation shall have any
        --------------------
preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

6.      Ownership. The Corporation shall be entitled to treat the person in
        ---------
whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

7.      Board of Directors; Corporate Powers. The following provisions are
        ------------------------------------
inserted for the management of the business and for the conduct of the affairs of the Corporation by the Board of Directors and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders generally:

                A. The number of Directors constituting the Board of Directors shall be as set forth in or pursuant to the By-laws of the Corporation, but shall not be less than five (5) nor more than nine (9). The Board of Directors, other than those who may be elected by the holders of any series of preferred stock, if any, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000. Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2001 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2002. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

                B. The holders of a majority of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

                C. Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-laws of the Corporation.

                D. Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

                E.  The election of Directors need not be by written ballot.


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

                F. All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Restated Certificate of Incorporation or by the By-laws) shall be vested in and exercised by the Board of Directors.

8.      No Action By Stockholders In Lieu of a Meeting. Effective as of the time
        ----------------------------------------------
the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

9.      Rights. The Board of Directors is hereby authorized to create and issue,
        ------
whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

                A. The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

                B. Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation.

                C. Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights.

                D. Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

                E. Provisions which permit the Corporation to redeem such rights.

                F. The appointment of a rights agent with respect to such rights.

10.     By-laws. In furtherance and not in limitation of the powers conferred by
        -------
law, the Board of Directors of the Corporation is authorized, without the assent or vote of the stockholders, to adopt, amend or repeal the By-laws of the Corporation, except as otherwise specifically provided



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

therein or in this Restated Certificate of Incorporation, subject to the power of the stockholders of the Corporation to amend or repeal any By-laws adopted by the Board of Directors upon the affirmative vote of the holders of not less than 66 2/3% of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

11.     Limitation on Liability. The Directors of the Corporation shall be
        -----------------------
entitled to the benefits of all limitations on the liability of Directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this
Section 11 or any adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section 11 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

12.     Amendment. The Corporation reserves the right to amend or repeal any
        ---------
provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or Directors (in the present form of this Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that Sections 4, 7, 8, 9, 10 and 12 of this Restated Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of not less than 66 2/3% of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.


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